Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, in the capacities relative to Veeco Instruments Inc. (“Veeco”) stated below, hereby appoints each of Edward H. Braun, John F. Rein, Jr. and Gregory A. Robbins, acting individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission (a) a registration statement on Form S-3 relating to the offer and sale of up to $200.0 million in aggregate offering amount of Veeco securities which may be in the form of debt securities and/or shares of common stock of Veeco, in each case to be sold by Veeco on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); and (b) any and all amendments, including post-effective amendments, to such registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, in each case, with full power and authority to do and perform each act required in connection therewith as fully as he might do in person.

The undersigned has executed this Power of Attorney as of August 23, 2005.

Signatures	Capacity

/s/ Edward H. Braun

Director, Chairman and Chief Executive

Edward H. Braun

Officer (principal executive officer)

/s/ Richard A. D’Amore

Director

Richard A. D’Amore

/s/ Joel A. Elftmann

Director

Joel A. Elftmann

/s/ Heinz K. Fridrich

Director

Heinz K. Fridrich

/s/ Douglas A. Kingsley

Director

Douglas A. Kingsley

/s/ Paul R. Low

Director

Paul R. Low

/s/ Roger D. McDaniel

Director

Roger D. McDaniel

/s/ Irwin H. Pfister

Director

Irwin H. Pfister

/s/ Peter J. Simone

Director

Peter J. Simone